[***]  = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.88

AMENDMENT No. 5

This Amendment No. 5 (the “Amendment”) to the Agreement dated 1 September 2006 by and between

(1)	ASTRAZENECA AB, a company incorporated in Sweden under no. 556011-7482 with offices at S-151 85 Södertälje, Sweden (“AstraZeneca”); and
(2)	DYNAVAX TECHNOLOGIES CORPORATION, a Delaware corporation with offices at 2929 Seventh Street, Suite 100, Berkeley, California 94710-2753, USA (“Dynavax”)

as amended (the “Agreement”) is made effective as of the 7 day of January 2014 (the “Amendment Effective Date”).

Recitals

WHEREAS, the Research Term has expired and the Joint Research has been completed; and

WHEREAS, under the Agreement AstraZeneca has nominated AZD 1419 as a Lead CD; and

WHEREAS, under the Agreement AstraZeneca has the responsibility, as set forth therein, for Developing Candidate Drugs selected and Commercialising Products and Combination Products and for costs associated with the Development and Commercialisation; and

WHEREAS, in furtherance of the Development of AZD 1419 the Parties agreed in Amendment Agreement  No 4 that Dynavax would carry out a certain portion of the Development, primarily consisting of the Phase I Study and the Phase II a Study, as more closely described and on the terms set forth in the Amendment No4 ; and

WHEREAS, the Parties now wish to further change the allocation of the Development work to be carried out between the Parties under the Agreement by in particular agreeing that after completion by Dynavax of the Phase I Study AstraZeneca shall assume responsibility for carrying out the Phase II a Study and all subsequent Development of AZD 1419 under the Agreement as envisaged prior to the adoption of the changes set out in Amendment No 4; and

The Parties as a consequence desire to further amend, modify and restate certain terms and conditions of the Agreement.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

Definitions.

Any capitalized term not separately defined in this Amendment shall have the meaning ascribed to it in the Agreement.

Modifications

2.1 The following Sections shall be inserted immediately after Section 1.123 of the Agreement as new Sections 1.124 through 1.138.

1.124	‘Aggregate Amount” has the meaning defined in Section 9.4.1.
1.133

‘Phase I Study’ means the clinical study regarding AZD 1419 with the design, endpoint, number of subjects and time plan described, and otherwise as described, in the Amendment Development Phase I Study Plan, attached hereto as a Schedule 1

1.134

‘Phase II a Studies’ means the clinical study regarding AZD 1419 with the design, endpoint, number of subjects and time plan described, and otherwise as described, in the Amendment Development Phase II a Study Plan, attached hereto as a Schedule 2.

1.139	‘Dynavax Development Work’ means the Phase I Study.”

2.2 The Sections 8.2.B and 8.2.C are hereby deleted and shall be replaced by new Sections 8.2.B and 8.2.C as set out below:

“8.2. B

Notwithstanding what is stated in Section 8.2 (as amended); Dynavax shall be responsible for completing the Dynavax Development Work in accordance with what is stated herein. Upon completion of the Dynavax Development Work and payment of the milestone in Section 9.4.1 (as amended), such Regulatory Documentation, Regulatory Filing and, as applicable, Health Registration Approvals, generated by Dynavax shall be transferred to AstraZeneca free of charge in a format useful and suitable for AstraZeneca for the purpose of being be able to continue the Development and carry out Commercialisation in accordance with this Agreement.

8.2.D

Immediately upon completion of the Dynavax Development Work, or at any time before such completion as decided from time to time by the JSC, Dynavax shall make available and transfer to AstraZeneca any Dynavax Know-How, compounds and other materials generated by or on behalf of Dynavax, solely or jointly with AstraZeneca or any Third Party, in the course of the Dynavax Development Work in a format useful and suitable for AstraZeneca to be able to continue the Development and carry out Commercialisation in accordance with this Agreement.”

2.3 For the avoidance of doubt all milestone payments set out in the deleted Sections 8.9.B and 8.9.C (other than those which have already been paid as at the Amendment Effective Date) will not become due.

2.4 Sections 9.4.1 and 9.4.2 are hereby deleted and shall be replaced by new Sections 9.4.1 and 9.4.2 as set out below:

“9.4.1

Five million four hundred thousand U.S. Dollars ($5,400,000) upon signature of this Amendment Agreement No 5 . Upon completion of the Phase I Study and payment of the milestone in Section 9.4.1, such Regulatory Documentation, Regulatory Filing and, as applicable, Health Registration Approvals, shall be transferred to AstraZeneca free of charge in a format useful and suitable for AstraZeneca for the purpose of being be able to continue the Development and carry out Commercialisation in accordance with this Agreement.

9.4.2	[***] US Dollars ($[***]) within [***] days following [***].

3 Amendment Effective Date

This Amendment shall become effective on the Amendment Effective Date.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4 Entire Agreement

This Amendment, together with the Agreement, constitutes the entire agreement between the Parties with respect to the subject matter of the Agreement.  The Agreement together with this Amendment supersedes all prior agreements, whether written or oral, with respect to the subject matter of the Agreement, as amended. Each Party confirms that it is not relying on any statements, representations, warranties or covenants of any person (whether a Party to this Agreement or not) except as specifically set out in the Agreement as amended. Nothing in this Amendment is intended to limit or exclude any liability for fraud. All Schedules referred to in this Amendment are intended to be and are hereby specifically incorporated into and made a part of the Agreement. The Parties hereby agree that subject to the modifications specifically stated in this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.

ExecutionAB"

THIS AGREEMENT IS EXECUTED by the authorised representatives of the Parties as of the date first written above.

SIGNED for and on behalf of	SIGNED for and on behalf of

AstraZeneca AB (publ)	Dynavax Technologies Corporation

/s/ Maarten Kraan	/s/ Eddie Gray
Maarten Kraan	Eddie Gray
VP iMed RIA	CEO

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1

Phase 1 Study Plan

[***]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 3

Phase II a Study Plan [to be agreed]1*

[***]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.